UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – NOVEMBER 28, 2011

CIG WIRELESS CORP.

(Exact name of Registrant as specified in its charter)

NEVADA	000-53677	68-0672900
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

(Address of principal executive offices)

(678) 332-5000

(Registrant's telephone number, including area code)

CYBER SUPPLY INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Akram Baker as Chief Executive Officer

Mr. Akram Baker has been appointed as the Chief Executive Officer of CIG Wireless Corp. (the “Company”) as of November 28, 2011.

Mr. Akram Baker is the Chief Executive Officer of the Company’s subsidiary CIG Services.  Mr. Baker is also the Chief Executive Officer of Communications Infrastructure Group LLC (“CI Group”), an entity which the Company plans to acquire.  Mr. Baker has been an organizational development and restructuring consultant for the 10 years prior to joining CI Group. He had led the restructuring processes of numerous international companies and organizations, including the Palestinian Monetary Authority, the Central Bank of Egypt, Deutsche Bahn, Eurogate (Germany), and ExxonMobil.  He has worked together with the US Federal Reserve, the World Bank, and the International Monetary Fund.  Mr. Baker was brought on to restructure the CI Group in December 2010 and was appointed Chief Executive Officer of CI Group in April 2011.  He has served as the Chief Executive Officer of CIG Services LLC (“CIG Services”) since its formation.

On October 7, 2011, the Company entered into an acquisition agreement pursuant to which we acquired all membership interests in CIG Services from CI Group (Mr. Baker is currently the Chief Executive Officer of the CI Group and CIG Services).  The membership interests of CIG Services were acquired by the Company for a nominal amount.  CIG Services was formed by the CI Group to provide comprehensive management and support services for the operation, administration and management of 72 cell phone towers.  We now conduct our business principally through CIG Services. The Company intends to acquire the CI Group and certain cell phone towers prior to the end of calendar year 2011.

CIG Services entered into a Search Ring License & Service Agreement, by and between BAC-CIG, LLC (“Licensor”) and CIG Services, as Licensee, on October 7, 2011 (the “Ring Development Agreement”).  The Licensor holds all right, title and interest and/or indirect economic interests, to a portfolio of search rings (collectively, the “Search Ring Assets”).  The Ring Development Agreement grants CIG Services an exclusive license to utilize the Search Ring Assets to develop, construct and market telecommunication tower and infrastructure assets (“Future Tower Assets”).  Under the terms of the Ring Development Agreement, the Licensor will contribute an aggregate of $2,000,000 to the Company, through the purchase of the Company’s Series A 4% 2012 Convertible Redeemable Preferred Stock, to fund the development, construction and marketing of the Future Tower Assets.  In addition to serving as the President and CEO of the CI Group and CIG Services, Mr. Baker is also an authorized signatory authorized of BAC-CIG, LLC.  Mr. Baker will therefore recuse himself from any and all deliberations and voting with respect to determinations of the Board of Directors of the Company regarding transactions in which he may have direct or indirect interests.

Mr. Baker will be compensated in the amount of 200,000 Euros (approximately $267,000 U.S. Dollars) per year for his services as President of CIG Services and continuing to serve in a dual capacity as Chief Executive Officer of CI Group.  The Company’s new subsidiary, CIG Services will assure the obligation of payment of all compensation of Mr. Baker under the terms of the Employment Services Agreement between CIG Services and the CI Group.

Resignation of Sebastien Koechli as Chief Executive Officer

Mr. Sebastien Koechli has resigned as the Chief Executive Officer of the Company, effective as of November 28, 2011.  Mr. Koechli shall remain as the President of the Company.  In addition, the Company’s Board of Directors (the “Board”) has appointed Mr. Koechli as the Chairman of the Board. Mr. Koechli has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices with regard to the transition of his services.

Appointment of Gert Rieder as a Director of the Company

Mr. Gert Rieder has been appointed as a member of the Board of Directors, effective as of November 28, 2011.

Mr. Rieder served from 2009 to 2011 as the Chief Executive Officer of Batelco Bahrain, where he lead an organization of 1,450 employees.  From 2008 until 2009, Mr. Rieder served as Senior Advisor to ENEX Finance, where he was responsible for that company’s investments, with a specific focus on telecommunications. Prior to that position, he was employed by TDC Fixnet Nordic in Denmark from 2004 until 2007, where he was a member of the Executive Management Board, Executive Vice President, Head of the Residential Business Unit and Chairman of the Board for Call Center Europe.  He has also held positions with TDC Switzerland AG, TDC Mobile A/S, Sunrise Communications AG and Tele Danmark.  Mr. Rieder received his BSC in Economics from the Business School of Sonderb in Denmark, a Cand Merc from the Business School of Arhus in Denmark and an Executive MBA, from INSEAD in Fontainebleau France.

The Company and Mr. Rieder have agreed that his compensation shall initially be $5,000 per month of which $2,500 shall be payable on a monthly basis.  The balance of such compensation shall accrue until such date as the Company shall have received capital investments in the amount of ten million dollars, at which time all accrued and unpaid amounts shall be due and payable.

In addition, the Company has granted Mr. Rieder an option to purchase 50,000 shares of the Company’s common stock, at an exercise price of $3.75 per share.

Mr. Rieder will serve on Audit Committee of the Company’s Board of Directors and serve as the Audit Committee’s financial expert.  The Company’s Board of Directors has determined that Mr. Rieder is an independent director.  The Company has adopted the standards for director independence contained in the Nasdaq Marketplaces Rule 5605(a)(2).

Appointment of Melissa Spinella as Vice President

Ms. Melissa Spinella has been appointed as the Company’s Vice President.

Since 2008, Ms. Spinella has been employed by CIG Group and BAC Berlin Atlantic Capital US, LLC, where she presently serves as Chief Administrative Officer.  In addition, since 2007, Ms. Spinella has been engaged with MorningStar Show Horses, LLC as a Member/Manager.  From 2000-2008 Ms. Spinella was employed by Davis Development as a Real Estate Paralegal/Executive Assistant.

Ms. Spinella’s compensation has not yet been determined by the Company.

Option Grant to Gabriel Margent

The Company has granted Mr. Margent an option to purchase 50,000 shares of the Company’s common stock, at an exercise price of $3.75 per share.

Item 8.01.	Other Events.

Name Change

The Company’s Board of Directors and the holder of a majority of the Company’s outstanding shares of common stock have approved resolutions to amend the Company’s Articles of Incorporation by changing the Company’s name from “Cyber Supply Inc.” to “CIG Wireless Corp.” (the “Name Change”).  This Name Change reflects the Company’s new operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIG WIRELESS CORP.

By:	/s/ AKRAM BAKER
Name: Akram Baker Title: Chief Executive Officer

Date:      December 1, 2011